THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT
             -------------------------------------------------------



Warrant No. 2003-02                                     Number of Shares: 50,000
                                                         (subject to adjustment)
Date of Issuance: June 10, 2003

Original Issue Date (as defined in subsection
3(a)): June 10, 2003

                               CYTOGEN CORPORATION
                               -------------------

                           (Void after June 10, 2006)

     Cytogen Corporaton, a Delaware corporation (the "Company"), for value received, hereby certifies that Howard Soule, Ph.D. (the "Registered Holder") is entitled, subject to the terms and conditions set forth below, to purchase from the Company 50,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company, at a purchase price of $5.65 per share. Unless earlier terminated, this Warrant shall expire on or before 5:00 p.m. (New York time) on June 10, 2006 (the "Final Exercise Date"). The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

     1.   Vesting Schedule.
          ----------------

     This Warrant will become exercisable ("vest") as to 8.333% of the original number of Warrant Shares on each one-month anniversary of the Date of Issuance.

     The right of exercise shall be cumulative so that to the extent this Warrant is not exercised in any period to the maximum extent permissible it shall continue to be exercisable with respect to all Warrant Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Warrant under Section 2 hereof.

     2.   Exercise.
          --------

          (a)   Manner of Exercise.  The Registered  Holder  may, at its option,
                ------------------
elect to exercise this Warrant, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or
                                                   ---------
on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

          (b)   Exercise Date.  Each exercise of this Warrant shall be deemed to
                -------------
have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 2(a) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (c)   Issuance  of  Certificates.  As soon  as practicable  after  the
                --------------------------
exercise of this Warrant in whole or in part, and in any event within 30 days thereafter, the Company will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

                (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

     3.   Adjustments.
          -----------

          (a)  Adjustment  for Stock  Splits and  Combinations.  If  the Company
               -----------------------------------------------
shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b)  Adjustment for Certain  Dividends and Distributions. In the event
               ---------------------------------------------------
the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided,  however,  that if such  record  date  shall  have been fixed and such
--------   -------
dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (c)  Adjustment in Number of Warrant  Shares.  When  any adjustment is
               ---------------------------------------
required to be made in the Purchase Price pursuant to subsections 3(a) or 3(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (d)  Adjustments  for Other Dividends and Distributions.  In the event
               --------------------------------------------------
the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Registered Holder.

          (e)  Adjustment  for  Reorganization.  If   there  shall   occur   any
               -------------------------------
reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 3(a), 3(b) or 3(d)) (collectively, a "Reorganization"), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 3 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

          (f)  Certificate  as  to  Adjustments.  Upon  the occurrence  of  each
               --------------------------------
adjustment or readjustment of the Purchase Price pursuant to this Section 3, the Company shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 30 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

     4.   Fractional Shares.
          -----------------

          (a) The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value (as defined below) per share of Common Stock.

          (b) The Fair Market Value per share of Common Stock shall mean, as of the Exercise Date: (i) if the common stock is listed on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the last sale price of a share of Common Stock on such day, as reported by such exchange or NASDAQ, or on a composite tape reflecting transactions on such exchange or by NASDAQ, as the case may be;
(ii) if the common stock is not listed on a national securities exchange or quoted on the NASDAQ, but is traded in the over-the-counter market, the average of the high bid and high asked prices for a share of common stock on such day as reported by the National Quotation Bureau, Inc.; and (iii) if the fair market value of a share of common stock cannot be determined pursuant to clause (i) or
(ii) above, such price as the Company's Board of Directors shall determine, which determination shall be conclusive as to the Fair Market Value of the Common Sock.

     5.   Investment  Representations.  The  Registered  Holder  represents  and
          ---------------------------
warrants to the Company as follows:

          (a)  Investment.  He is  acquiring  the  Warrant,  and (if and when he
               ----------
exercises this Warrant) he will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          (b)  Accredited  Investor.  The  Registered  Holder is an  "accredited
               --------------------
investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Act").

          (c)  Experience.  The   Registered  Holder   has  made  such   inquiry
               ----------
concerning the Company and its business and personnel as he has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that he is capable of evaluating the risks and merits of its investment in the Company.

     6.   Transfers, etc.
          --------------

          (a) This Warrant may not be sold, assigned, transferred, pledged or otherwise encumbered by the Registered Holder, either voluntarily or by operation of law. This Warrant shall be exercisable only by the Registered Holder.

          (b) The Warrant Shares issued upon exercise of this Warrant shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

          (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

          (d) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

     7.   Notices of Record Date, etc. In the event:
          ---------------------------

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 5 days prior to the record date or effective date for the event specified in such notice.

     8.   Reservation  of Stock.  The Company will at all times reserve and keep
          ---------------------
available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

     9.   Exchange or Replacement of Warrants.
          -----------------------------------

     (a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of the Registered Holder a new Warrant or Warrants of like tenor, in the name of the Registered Holder, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

     (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity agreement with surety if the Company requires in an amount satisfactory to the Company.

     10.  Notices.  All notices and other  ommunications from the Company to the
          -------
Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable international overnight courier service guaranteeing two business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable international overnight courier service guaranteeing two business day delivery, to the Company at its principal office. If the Company should at any time change the location of its principal office, it shall provide (which notice may be provided by changing the address of its principal office on public filings with the Securities and Exchange Commission) written notice to the

Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) five business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) three business days after being sent via a reputable international overnight courier service guaranteeing delivery within two business days.

     11.  No Rights as  Stockholder.  Until the  exercise of this  Warrant,  the
          -------------------------
Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     12.  Amendment or Waiver. Any term of this Warrant may be amended or waived
          -------------------
only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     13.  Section  Headings.  The section  headings in this  Warrant are for the
          -----------------
convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

     14.  Governing  Law.  This  Warrant will be governed by and  construed  and
          --------------
enforced in accordance with the laws of the State of New Jersey, without regard to its principles of conflict of laws. Each party consents to the jurisdiction of the federal courts in New Jersey or the state courts of the State of New Jersey in connection with any dispute arising under this Warrant or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non-conveniens, to the bringing of any such proceeding in such jurisdictions.

     15.  Facsimile  Signatures.  This  Warrant  may be  executed  by  facsimile
          ---------------------
signature.

     EXECUTED as of the Date of Issuance indicated above.

                                  CYTOGEN CORPORATION



                                  By: /s/ Michael D. Becker
                                     -------------------------------------------
                                     Name:  Michael D. Becker
                                     Title:  President & Chief Executive Officer

ATTEST:

/s/ Howard Soule
--------------------------------------
Howard Soule, Ph.D.

                                                             EXHIBIT I


                                  PURCHASE FORM

To:                                                          Dated:
   --------------------------                                      -------------

     The undersigned herewith makes payment of $      ,  the full purchase price
                                                ------
for            shares at the price per share provided for in such Warrant.  Such
    ----------
payment takes the form of lawful money of the United States.

     The undersigned represents, warrants and covenants as follows:

               (i) He is purchasing the Warrant Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Warrant Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

               (ii) He has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of my investment in the Company.

               (iii) He has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Warrant Shares and to make an informed investment decision with respect to such purchase.

               (iv) He can afford a complete loss of the value of the Warrant Shares and is able to bear the economic risk of holding such Warrant Shares for an indefinite period.

               (v) He understands that (i) the Warrant Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Warrant Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) the Company has no obligation or current intention to register the Warrant Shares under the Securities Act.


                                                     ---------------------------
                                                     Howard Soule, Ph.D.